UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2022

Bowman Consulting Group Ltd.

(Exact name of registrant as specified in its charter)

Delaware	001-40371	54-1762351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12355 Sunrise Valley Drive, Suite 520

Reston, Virginia 20191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 464-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BWMN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

This Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by Bowman Consulting Group Ltd. (the “Company”) with the Securities and Exchange Commission (“SEC”) on June 7, 2022 (the “Original Form 8-K”).

The Original Form 8-K reported that on May 31, 2022, Gary Bowman, the Chief Executive Officer, President, and Director of the Company entered into a stock trading plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “10b5-1 Plan”) and the Company’s insider trading policy. The 10b5-1 Plan relates to the sales of up to 30,000 shares of Company common stock, subject to the terms and conditions of the 10b5-1 Plan, during a 12-month period from September 2022 through August 2023.

This Amendment is to provide certain additional information regarding the terms of the 10b5-1 which permits sales of up to 5,000 shares per month during the first six months, subject to a minimum price of $16.00 per share, with a rolling cumulative catch-up provision. As of May 11, 2022, Mr. Bowman beneficially owned approximately 2.7 million shares of the Company’s common stock; accordingly, the maximum number of shares that may be sold under the 10b-5-1 Plan represent approximately 1.1% of Mr. Bowman’s holdings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWMAN CONSULTING GROUP LTD.

Date: June 10, 2022	By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer